                                                                        EX 3-173
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


                                                           FILED
                                                        MAR  3 1998
                                                       LONNA R. HOOKS
                                                     Secretary of State


                            CERTIFICATE OF FORMATION

                                       OF

                  HEALTH RESOURCES OF SOUTH BRUNSWICK, L.L.C.


   The undersigned, in order to form a liited liability company pursuant to the provisions of the New Jersey Limited Liability Company Act, does hereby certify:

   FIRST: The name of the limited liability company is HEALTH RESOURCES OF SOUTH BRUNSWICK, L.L.C.

   SECOND: The address of the limited liability company's initial registered office is c/o the Multicare Companies, Inc. 433 Hackensack Avenue, Hackensack, New Jersey 07601, and the name of the limited liability company's initial registered agent at such address is Peter Karol, Esq.

   THIRD:  The limited liability company has two or more members.

   FOURTH: The purpose of the limited liability company is to engage in any lawful business, purpose or activity for which limited liability companies may be formed under the New Jersey Limited Liability Company Act.

   FIFTH: The period of duration of the limited liability company shall be 49 years, unless sooner terminated in accordance with the operating agreement of the limited liability company.

   IN WITNESS WHEREOF, the undersigned has set his hand this 18th day of January, 1998.


                                            /s/ Douglas M. Cohen
                                            -----------------------------------
                                            Douglas M. Cohen
                                            Authorised Representative

                         NEW JERSEY DEPARTMENT OF STATE
                        DIVISION OF COMMERCIAL RECORDING
                      CERTIFICATE OF MERGER/CONSOLIDATION
         (Limited Liability Co.'s, Limited Partnerships & Partnerships)

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 This form may be use to record the marger or consolidation of a limited liability company, limited partnership or partnership with or into o business entity or entities, pursuant to USA 42, 42:2A and 42:2B. Applicants must insure strict compliance with the requirements of State law and o that all filing requirements are met. This form is intended to simplify filing with the Secretary of State. Applicants are advised to seek out private o advice before submitting filings to the Secretary's office. (Pursuant to statute 14A-104()
--------------------------------------------------------------------------------

1.   Type of Filing (check one):  |x|  Merger ____ Consolidation.

-------------------------------------------------------------------------------


2.   Name of Surviving Business Entity:    Health Resources of South Brunswick,    FILED
                                           L.L.C.                                  MAR 25 1999
                                                                                   James A. DiElantario
3.   Address of Surviving Business Entity: c/o The Multicare Companies, Inc.       State Treasurer
                                           101 East State Street
                                           Kennett Square, Pennsylvania 19348

4. Name(s)/Jurisdiction(s) of Each Participating Business Entity:

                                                                                      Identification Assigned By
   Name                                                          Jurisdiction         Secretary of State (If Applicable)
   ----                                                          ------------         ----------------------------------
   Health Resources of South Brunswick, L.L.C.                   New Jarsey           #0600048431
   Benjamin Associates, Inc.                                     Delaware             #3601724


5. Service of Process Address (For use if the surviving business entity is not authorized or registered by the Secretary of State:

The Secretary of State is hereby appointed as agent to accept service of process and to forward same to the address above.

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6. Effective Date: (if other than filing date; not to exceed 30 days from filing date): Upon Filing

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The undersigned represent(s) that the agreement of merger/application in o file at the place of business of the surviving business o and taht an agreement of merger/consolidation has been approved and executed by each business entity involved.

The undersigned also represent(s) that they are authorized to sign on behalf of the businesses involved.

HEALTH RESOURCES OF SOUTH BRUNSWICK L.L.C.

By: Stafford Convalescent Center, Inc.,
    Its Sole Manager

By: /s/ Ira C. Gubernick         Vice President                 3-24-99
------------------------    ------------------------    ------------------------
     Ira C. Gubernick                 Title                      Date

BENJAMIN ASSOCIATES INC.

By: /s/ Kevin Breslin               President                   3-24-99
------------------------    ------------------------    ------------------------
    Kevin Breslin                     Title                      Date

                            BENJAMIN ASSOCIATES INC.

                  JOINT ACTION BY UNANIMOUS CONSENT IN WRITING
                                     of the
                    SOLE SHAREHOLDER AND BOARD OF DIRECTORS

   The undersigned, constituting the sole shareholder and Board of Directors of Benjamin Associates, Inc. (the "Corporation"), a New Jersey corporation, do hereby, by unanimous consent in writing pursuant to the authority contained in the New Jersey Business Corporation Act, and without the formality of convening meetings of the Board of Directors and sole shareholder, consents to the adoption of the following preambles and resolutions, to have the same force and effect as if duly adopted at duly convened meeting of the sole shareholder and Board of Directors.

   NOW, THEREFORE, BE IT RESOLVED THAT:

   1. All elections of officers, and all corporate actions taken by them, from the date of the incorporation of the Corporation to the date of this resolution, whether or not reflected in the minute book of the Corporation, are hereby ratified, confirmed and approved in their entirety.

   2. Without in any way limiting the foregoing, the following person is elected as the sole director of the Corporation to serve in accordance with the Bylaws:

      Kevin Breslin

   3. Without in any way limiting the foregoing, the following person is elected to the offices of the Corporation set opposite his name to serve in accordance with the Bylaws:

      Office                                   Name
      ------                                   ----
      President, Treasurer and Secretary       Kevin Breslin


   4. The officers of the Corporation are hereby authorized and empowered to effect the terms and conditions of that certain Second Amended and Restated Option Agreement dated as of February 20, 1998 by and among the Company and Dr. Jeffrey Rubin (the "Option Agreement"), and that certain Agreement and Plan of Merger, by and among the Corporation and Health Resources of South Brunswick, LLC ("HRSB") (the "Merger Agreement").

   5. The proper officers of the Corporation are hereby authorized and empowered to take such further action (including, without limitation, the filing of the Certificate of Merger and any other certificates, instruments, documents and/ or the like with any governmental and/or regulatory agencies) as in their judgement may be desirable or appropriate in order to carry out the intent and purposes of the foregoing resolutions and the terms and provisions of the documents referred to in such resolutions.

   6. The appropriate officers are authorized to take such action and to execute and file such documents as is considered necessary or desirable to carry out the intent and purposes of the foregoing resolutions.

Dated: As of March 24, 1999.

SOLE SHAREHOLDER
Health Resources of South Brunswick, LLC

   SOLE MANAGER:
   Stafford Convalescent Center, Inc.



   /s/ Ira C. Gubernick
   -------------------------------------------------------
   Ira C. Gubernick, Vice President/Office of the Chairman
   and Corporate Secretary

   Filed with the undersigned as of the 24th of March, 1999.



                                            /s/ Kevin Breslin
                                            -----------------------------------
                                            Kevin Breslin, Secretary

                               State of Delaware
                        Office of the Secretary of State
                        --------------------------------


             I, EWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
         DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT
                COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES;

                                      [o]


                               [graphic omitted]


                                                             /s/ Edward J. Freel
                    [graphic omitted]        -----------------------------------
                                             Edward J. Freel, Secretary of State

                       3021298 8100M         AUTHENTICATION: 9650646

                       991117204             DATE: 03-25-99